Exhibit 7(q)

                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]

                            GLOBAL CUSTODIAL SERVICES
                                    AGREEMENT


                              JANUS INVESTMENT FUND
                                  ON BEHALF OF
                            Janus Money Market Fund,
                       Janus Government Money Market Fund
                                        &
                       Janus Tax-Exempt Money Market Fund

                                TABLE OF CONTENTS

1.   DEFINITIONS...............................................................3

2.   APPOINTMENT OF CUSTODIAN..................................................5

3.   PROPERTY ACCEPTED.........................................................5

4.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS..............................6

5.   INSTRUCTIONS..............................................................7

6.   PERFORMANCE BY THE CUSTODIAN..............................................7

7.   REGISTRATION AND OTHER ACTION.............................................9

8.   CUSTODY CASH ACCOUNT PAYMENTS.............................................9

9.   ASSURED INCOME PAYMENT SERVICE...........................................10

10.  WITHDRAWAL AND DELIVERY..................................................10

11.  ACCESS AND RECORDS AND REPORTS...........................................11

12.  USE OF AGENTS............................................................11

13.  CITIGROUP ORGANIZATION INVOLVEMENT.......................................12

14.  SCOPE OF RESPONSIBILITY..................................................13

15.  LITIGATION; INDEMNITY....................................................14

16.  LIEN AND SET-OFF.........................................................15

17.  FEES AND EXPENSES........................................................16

18.  TAX STATUS/WITHHOLDING TAXES.............................................16

19.  TERMINATION..............................................................16

20.  ASSIGNMENT...............................................................17

21.  SEPARATE LIABILITY.......................................................17

22.  DISCLOSURE...............................................................17

23.  NOTICES..................................................................18

24.  GOVERNING LAW AND JURISDICTION...........................................18

25.  MISCELLANEOUS............................................................19

Schedule I        -   approved subcustodians

Schedule II       -   Fee schedule

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made on the 15th day of March, 1999, by and between JANUS INVESTMENT FUND, a Delaware Business Trust, organized under the laws of Delaware, acting on behalf of Janus Money Market Fund, Janus Government Money Market Fund, and Janus Tax-Exempt Money Market Fund and/or as agent on behalf of each of the funds, (each such fund being separately referred to herein as the "Client"), having its principal place of business at 100 Fillmore Street, Denver, Colorado 80206 and CITIBANK, N.A., acting as a custodian hereunder through its office located at 111 Wall Street, New York, New York 10005 (the "Custodian").

WHEREAS, each Client is a separate series of the Trust representing shares of beneficial interest in a separate portfolio of assets, and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, each Client desires to appoint Custodian as its custodian for the custody of its assets owned by such Client; and

WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.       DEFINITIONS

         "Agreement" means this Global Custodial Services Agreement, as amended from time to time, and any other terms and conditions agreed upon by the Client and the Custodian in writing from time to time in connection with this Agreement.

         "Assured Income Payment Service" means the Custodian's services in which interest, dividends or other such periodic income, to which the Client is entitled, on Securities specified by the Custodian from time to time at its absolute discretion, are credited to the Custody Cash Account in respect of such Securities.

         "Assured Income Payment Standards" means the terms and conditions governing the Assured Income Payment Service, as such terms and conditions are amended and/or supplemented from time to time by, and at the absolute discretion of, the Custodian.

         "Assured Payment" means, in relation to those Securities specified by the Custodian under the Assured Income Payment Service, an amount equal to the interest, dividends or periodic income that is due to the Client in respect of such Securities less any taxes, duties, levies, charges or any other withholding payments payable in respect of such interest, dividends or periodic income.

         "Assured Payment Date" means, in relation to the payment of any interest, dividend or periodic income of any particular Securities specified by the Custodian under the Assured Income Payment Service, the date on which such interest, dividend or periodic income is normally payable in respect of such Securities or such other date as may be notified by the Custodian to the Client from time to time.

         "Authorized Person" means (i) any person who has been authorized by the Client, by notice in writing to the Custodian, to act on its behalf in the performance of any act, discretion or duty under this Agreement, or (ii) any other person holding a duly executed power of attorney from the Client which is in a form acceptable to the Custodian (including, for avoidance of doubt, any officer or employee of such agent or person).

         "Branch" means any branch or office of Citibank, N.A.

         "Citigroup Organization" means Citigroup and any company of which Citigroup is, now or hereafter, directly or indirectly a shareholder or owner. For the purposes of this Agreement, each Branch shall be deemed to be a separate member of the Citigroup Organization.

         "Clearance System" means The Federal Reserve Bank of New York, The Depository Trust Company, Participants Trust Company, Cedel Bank, S.A., the Euroclear System operated by Morgan Guaranty Trust Company of New York, CEDEL Bank, the CREST system operated by CREST CO. Limited, the Central Money Markets Office, the Central Gilts Office and such other clearing agency, settlement system or depository as may from time to time be used in connection with transactions relating to Securities, and any nominee, clearing agency, or depository for any of the foregoing.

         "Client"  shall mean each Fund individually and not jointly.

         "Custody Account" means the custody account or accounts in the name of the Client and/or such other name as the Client may reasonably designate, for the deposit of any Property (other than cash) from time to time received by the Custodian for the account of the Client.

         "Custody Cash Account" means the cash account or accounts, which, at the discretion of the Client, may be either a subaccount(s) of the Custody Account or a demand deposit account(s), in the name of the Client and/or such other name as the Client may reasonably designate (but not in the name of the Custodian), for the deposit of cash in any currency received by the Custodian from time to time for the account of the Client, whether by way of deposit or arising out of or in connection with any Property in the Custody Account.

         "Fee Agreement" means the agreement between the Custodian and the Client setting forth the fees, costs and expenses to be paid by the Client to the Custodian in connection with the custodial services provided pursuant to this Agreement, as such fee agreement may be amended at the Custodian's reasonable discretion from time to time by prior written notice to the Client.

         "Instructions" means any and all instructions received by the Custodian from, or reasonably believed by the Custodian in good faith to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian and on such terms and conditions as the Custodian may specify from time to time.

         "person" means any person, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

         "Property" means, as the context requires, all or any part of any Securities, cash, or any other property from time to time held for the Client under the terms of this Agreement.

         "Rules" means any rules and regulations (whether of a local regulatory authority, stock exchange or other entity) in any jurisdiction with which the Custodian may from time to time be required to comply in the provision of its services hereunder.

"Securities" means bonds, debentures, notes, stocks, shares, securities or other financial assets acceptable to the Custodian and all moneys, rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, preference, option or otherwise) in respect of any of the foregoing and any certificates, receipts, warrants or other instruments (whether in registered or unregistered form) representing rights to receive, purchase or subscribe for any of the foregoing or evidencing or representing any other rights or interests therein (including, without limitation, any of the foregoing not constituted, evidenced or represented by a certificate or other document but by an entry in the books or other permanent records of the issuer, a trustee or other fiduciary thereof, a Clearance System or other person).

         "Subcustodian" means a subcustodian (other than a Clearance System) appointed by the Custodian for the safe-keeping, administration, clearance and settlement of Securities.

         "Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of the Property, the transactions effected under this Agreement or the Client; PROVIDED THAT Taxes does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

2.       APPOINTMENT OF CUSTODIAN

(A) The Client hereby appoints the Custodian to act as its custodian in accordance with the terms hereof and authorizes the Custodian to establish on its books, on the terms of this Agreement, the Custody Account, to be designated to show that the Securities belong to the Client and are segregated from the Custodian's assets and the Custody Cash Account.

(B) Subject to the express terms of this Agreement, the Client understands and agrees that the obligations and duties hereunder of the Custodian shall be performed only by the Custodian or its agents, and shall not be deemed obligations or duties of any other member of the Citigroup Organization. The
Client agrees that the Custodian may register or record legal title to any Securities in the name of a nominee company or a Subcustodian in the Citigroup Organization and may appoint a member of the Citigroup Organization to be a Subcustodian.

(C) The Client agrees to take any such action which may be necessary and to execute further documents and provide such materials and information as may be reasonably requested by the Custodian to enable the Custodian to perform the duties and obligations under this Agreement, including participation in any relevant Clearance System, and will notify the Custodian as soon as it becomes aware of any inaccuracy in such materials or information.

(D) All custody services by the Custodian hereunder shall be provided in accordance with the operating procedures, a copy of which the Custodian may supply to the Client from time to time. In the event of any conflict between any term of this Agreement and any Operating Procedure, this Agreement shall prevail with respect to such term.

(E) The Client agrees to comply with any relevant security procedures relating to the provision of custody services under this Agreement which may be specified by the Custodian or imposed on the Client by any relevant Clearance System.

3.       PROPERTY ACCEPTED

(A) Subject to Section 3(C) below, the Custodian agrees to accept for custody in the Custody Account any Securities which are capable of deposit under the terms of this Agreement.

(B) Subject to Section 3(C) below, the Custodian agrees to accept for deposit in the Custody Cash Account, cash in any currency (which shall, if necessary, be credited by the Custodian to different accounts in the currencies concerned), such cash to be owed to the Client by the Custodian as banker.

(C) The Custodian may in its reasonable discretion refuse to accept (in whole or in part) any proposed deposit in either the Custody Account or the Custody Cash Account if the Custodian reasonably believes that the acceptance of such deposit would violate any law, rule, regulation, practice or policy to which the Custodian is subject.

4.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

(A) The Client hereby represents, warrants and undertakes to the Custodian that:

         (i) it is duly organized and validly existing under the laws of the jurisdiction of its organization;

         (ii) during the term of this Agreement it (and any person on whose behalf it may act as agent or otherwise in a representative capacity) has and will continue to have, or will take all action necessary to obtain, full capacity and authority to enter into this Agreement and to carry out the transactions contemplated herein, and has taken and will continue to take all action (including, without limitation, the obtaining of all necessary governmental consents in any applicable jurisdiction) to authorize the execution, delivery and performance of obligations of the Client, and the validity and enforceability of such obligations and the rights of the Custodian, under this Agreement;

         (iii) it will not assert any interest in Property held by the Custodian in any Clearance System in any way which could prevent a transfer of title to a unit of such Property by the Custodian (or by any other person) where such transfer is required by the Clearance System;

         (iv)     this Agreement is legal, valid and binding on the Client;

         (v) on or prior to the execution of this Agreement, the Client has provided to the Custodian certified true copies of evidence of the due authorization for the execution, delivery and performance of this Agreement;

         (vi) except as provided in Clause 16 of this Agreement, all Property deposited with the Custodian shall, at all times, be free from all charges, mortgages, pledges or other such encumbrances; and

         (vii) the Client shall, at all times, be entitled or otherwise duly authorized to deal with, and dispose of, all or any part of the Property, whether through a relevant Clearance System or otherwise.

     The Client agrees to inform the Custodian promptly if any statement set forth in this Section 4(A) ceases to be true and correct as of any date after the date hereof.

(B) The Custodian hereby represents, warrants and undertakes to the Client that:

         (i) it is duly organized and validly existing under the laws of the jurisdiction of its organization;

         (ii) during the term of this Agreement it has and will continue to have, or will take all action necessary to obtain, full capacity and authority to enter into this Agreement and to carry out the transactions contemplated herein, and has taken and will continue to take all action (including, without limitation, the obtaining of all necessary governmental consents in any applicable jurisdiction) to authorize the execution, delivery and performance of this Agreement; and

         (iii)    this Agreement is legal, valid and binding on the Custodian;
                  and

         (iv) The Custodian is a bank that meets the qualifications prescribed in Section 26(a)(1) of the Investment Company Act of 1940.

     The Custodian agrees to inform the Client promptly if any statement set forth in this Section 4(B) ceases to be true and correct as of any date after the date hereof.

5.       INSTRUCTIONS

(A) The Custodian may, in its absolute discretion and without liability on its part, rely and act upon (and the Client shall be bound by) any Instructions. Instructions shall continue in full force and effect until canceled or superseded; PROVIDED THAT any Instruction canceling or superseding a prior Instruction must be received by the Custodian at a time and in a manner that accords the Custodian a reasonable opportunity to act upon such Instruction. The Custodian shall be entitled to rely upon the continued authority of any Authorized Person to give Instructions until the Custodian receives notice from the Client to the contrary.

(B) Instructions shall be governed by and carried out subject to the prevailing laws, rules, operating procedures and market practice of any relevant stock exchange, Clearance System or market where or through which they are to be executed or carried out, and shall be acted upon only during banking hours (including applicable cut-off times) and on banking days when the applicable financial markets are open for business.

(C) Instructions delivered to the Custodian by telephone or facsimile shall be promptly confirmed in writing, by tested telex, SWIFT, letter, the Custodian's proprietary electronic banking system or as provided in the Service Standards, such confirmation shall, where relevant, be made by an Authorized Person. However, the Custodian may, in its absolute discretion, rely and act upon telephone or facsimile Instructions before the written confirmation is received.

(D) The Custodian has offered the Client security procedures for the transmission of Instructions to the Custodian (and the Client acknowledges that it has received the same and agrees that the security procedures mutually agreed to by the Client and the Custodian are commercially reasonable). As long as the Custodian acts in compliance with such security procedures and this Section 5, it shall have no further duty to verify the identity or authority of the person giving or confirming, or the genuineness or contents of, any Instruction.

(E) The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for such Instructions.

(F) Instructions are to be given in the English language. The Custodian may in its reasonable discretion and without any liability on its part, act upon what it reasonably believes in good faith such Instructions to be; notwithstanding any other provision hereof, the Custodian shall have the right, in its reasonable discretion to refuse to execute any such Instruction, in which event the Custodian shall notify the Client of such refusal without undue delay.

(G) The Client agrees to be bound by any Instructions, whether or not authorized, given to the Custodian in the Client's name and accepted by the Custodian in accordance with the provisions of this Section 5.

6.       PERFORMANCE BY THE CUSTODIAN

(A) Custodial duties not requiring further Instructions. In the absence of contrary Instructions, the Custodian is authorized by the Client to, and where applicable, the Custodian shall, carry out the following actions in relation to the Property:

         (i) separately identify the Property on its records as being held for the account of the Client and to the extent permitted by applicable law or through rules and procedures of any Clearance System, segregate all Property held on behalf of the Client by the Custodian from the assets of the Custodian;

         (ii) sign any affidavits, certificates of ownership or other certificates relating to the Property which may be required by any tax or regulatory authority or under the laws of any relevant jurisdiction, whether governmental or otherwise, and whether relating to ownership, or income, capital gains or other tax, duty or levy (and the Client further agrees to ratify and to confirm or to do, or to procure the doing of, such things as may be necessary or appropriate to complete or evidence the Custodian's actions under this Section 6(A)(ii) or otherwise under the terms of this Agreement);

         (iii) collect and receive, for the account of the Client, all income, payments and distributions in respect of the Property, and credit the same to the Custody Cash Account;

         (iv) take any action which is necessary and proper in connection with the receipt of income, payments and distributions as are referred to in Section 6(A)(iii) above, including, without limitation, the presentation of coupons and other interest items;

         (v) collect, receive and hold for the account of the Client any capital arising out of or in connection with the Property whether as a result of it being called or redeemed or otherwise becoming payable and credit the same to the Custody Cash Account;

         (vi) take any action which is necessary and proper in connection with the receipt of any capital as is referred to in Section 6(A)(v) above, including, without limitation, the presentation for payment of any Property which becomes payable as a result of its being called or redeemed or otherwise becoming payable and the endorsement for collection of checks, drafts and other negotiable instruments;

         (vii) take any action which is necessary and proper to enable the Custodian to provide services to the Client within, and to observe and perform its obligations in respect of, any relevant Clearance System;

         (viii) receive and hold for the account of the Client all Securities received by the Custodian as a result of a stock dividend, share sub-division or reorganization, capitalization of reserves or otherwise including taking any action required in regard to any non discretion or right in connection with the Property;

         (ix) exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates and hold such definitive and/or new certificates in the Custody Account;

         (x) make cash disbursements for any expenses incurred in handling the Property and for similar items in connection with the Custodian's duties under this Agreement in accordance with the Fee Agreement, and debit the same to the Custody Cash Account; and

         (xi) deliver to the Client transaction advices and/or regular statements of account showing the Property held at such intervals as may be agreed between the parties hereto but subject always to applicable Rules.

(B) Custodial duties requiring Instructions. The Custodian is authorized by the Client to, and where applicable, the Custodian shall, carry out the following actions in relation to the Property only upon receipt of and in accordance with specific Instructions:

         (i) make payment for and receive Property, or deliver or dispose of Property;

         (ii) (subject to Section 7(D)) deal with subscription, rights, bonus or scrip issues, conversions, options, warrants and other similar interests or any other discretionary right in connection with the Property; and

         (iii) subject to the agreement of the Custodian, to carry out any action other than those mentioned in Section 6(A) above.

7.       REGISTRATION AND OTHER ACTION

(A) The Client understands and agrees that, except as may be specified in any operating procedures, Property shall be registered as the Custodian may direct either in the name of the Custodian, Subcustodian or Clearance System, or nominee of any of them, in the jurisdiction where the Property is required to be registered or otherwise held. Where feasible, the Custodian will arrange for the registration of Property, consistent of certificated securities held by the Custodian, with the issuer or its agent in the name of the Client or its nominee. The Client understands and agrees, however, that the Custodian shall have discretion to determine whether such direct registration is feasible.

(B) The Custodian shall, to the extent reasonably possible, notify, make available or deliver to the Client, in a timely manner, all official notices, circulars, reports and announcements that are received by the Custodian in such capacity concerning the Securities held on the Client's behalf that require discretionary action.

(C) The Custodian shall provide proxy services to the Client only where there is a separate agreement in relation to proxy services between the Custodian and the Client; provided, however, the Custodian shall deliver to the Client any proxy received from an issuer, which shall be signed by the Custodian.

(D) Upon receipt of each transaction advice and/or statement of account, the Client shall examine the same and notify the Custodian within thirty (30) days of the date of any such advice or statement of any discrepancy between Instructions given and the situation shown in the transaction advice and/or statement, and/or of any other errors therein. In the event that the Client does not inform the Custodian in writing of any exceptions or objections within thirty (30) days after the date of such transaction advice and/or statement, the Client shall be deemed to have approved such transaction advice and/or statement.

8.       CUSTODY CASH ACCOUNT PAYMENTS

(A) Except as otherwise provided herein, the Custodian shall make, or cause its agents to make, payments of cash credited to the Custody Cash Account:

         (i) in connection with the purchase of Property (other than cash) for the account of the Client in accordance with Instructions;

         (ii) in payment for the account of the Client of (A) all Taxes, claims, liabilities, fees, costs and expenses incurred by the Custodian or its agents under or in connection with the terms of this Agreement, and (B) all amounts owed to the Custodian pursuant to the Fee Agreement;

         (iii) for payments to be made in connection with the conversion, exchange or surrender of Property held in the Custody Account;

         (iv) pursuant to Assured Payment obligations incurred in the capacity of settlement bank on behalf of the Client within a relevant Clearance System;

         (v) for other purposes as may be specified by the Client in its Instructions; or

         (vi)     upon the termination of this Agreement on the terms hereof;

PROVIDED THAT, unless otherwise agreed, the payments referred to above shall not exceed the funds available in the Custody Cash Account at any time. The Client shall promptly reimburse the Custodian for any advance of cash or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment. Notwithstanding the foregoing, nothing in this Agreement shall obligate the Custodian to extend credit, grant financial accommodation or otherwise advance moneys to the Client or assume financial risk on behalf of the Client for the purpose of meeting any such payments or otherwise carrying out any Instructions.

(B) Unless otherwise provided herein, the proceeds from the sale or exchange of Property will be credited to the Custody Cash Account on the date the proceeds are actually received by the Custodian.

9.       ASSURED INCOME PAYMENT SERVICE

(A) The Custodian may, at its absolute discretion, offer the Client an Assured Income Payment Service in respect of specific Securities, as may be notified by the Custodian to the Client from time to time. In relation to any such Securities, the Custodian may, at its absolute discretion, cause the Custody Cash Account to be credited with an Assured Payment on the Assured Payment Date relevant thereto; PROVIDED THAT the Custodian shall be entitled to reverse any credit (in whole or in part) made in respect of that Assured Payment if the Custodian fails to receive the full amount corresponding to such Assured Payment within a reasonable time, as determined by the Custodian in its absolute discretion, after the relevant Assured Payment Date, for any reason whatsoever other than as a result of the negligence or willful default of the Custodian.

         The Assured Income Payment Service shall be provided by the Custodian in accordance with the Assured Income Payment Standards.

(B) Where the  Custodian  acts as a settlement  bank in any  relevant  Clearance
System:

         (i) upon the Custodian incurring any assured payment obligation, the Client shall reimburse the Custodian for such amount, and the Custodian may debit the Custody Cash Account with such amount;

         (ii) the Custodian may without notice set, revise or disable debit caps in respect of the maximum aggregate amount of assured payment obligations it will incur on behalf of the Client; and

         (iii) if another settlement bank in such Clearance System defaults on an assured payment obligation owed to the Custodian wholly or partially, the Custodian has no liability to make good the loss and will, where appropriate, attribute the loss pro rata between all Clients on whose behalf such payment should have been received by the Custodian.

10.      WITHDRAWAL AND DELIVERY

         Subject to the terms of this Agreement, the Client may at any time demand withdrawal of all or any part of the Property in the Custody Account and/or the Custody Cash Account. Delivery of any Property will be made without undue delay at the expense of the Client at such location as the parties hereto may agree; PROVIDED THAT if the Custodian has effected any transaction on behalf of the Client the settlement of which is likely to occur after a withdrawal pursuant to this Section 10, then the Custodian shall be entitled in its absolute discretion to close out or complete such transaction and to retain sufficient funds from the Property for that purpose.

11.      ACCESS AND RECORDS AND REPORTS

(A) Access to the Custodian's Records. Except as otherwise provided in this Agreement, during the Custodian's regular business hours and upon receipt of reasonable notice from the Client, any officer or employee of the Client, any independent public accountant(s) selected by the Client and any person designated by any regulatory authority having jurisdiction over the Client shall be entitled to examine on the Custodian's premises Property held by the Custodian and the Custodian's records regarding Property deposited with entities authorized to hold Property in accordance with Section 12 hereof and Custodian shall cooperate in responding to inquiries from such persons, but only upon the Client's furnishing the Custodian with Instructions to that effect; PROVIDED THAT such examination shall be consistent with the Custodian's obligations of confidentiality to other parties. The Custodian's reasonable costs and expenses in facilitating such examinations, including but not limited to the cost to the Custodian of providing personnel in connection with examinations, shall be borne by the Client.

(B) Access to Third Party Records. The Custodian shall also, subject to restrictions under applicable laws and regulations, seek to obtain from any entity with which the Custodian maintains the physical possession or book-entry record of any of the Property in the Custody Account or the Custody Cash Account such records as may be required by the Client or its agents.

(C) Custodian will provide such reports to Client as Client may reasonably request. In particular, the Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule
31a-1 under the Investment Company Act of 1940 and to preserve them for the periods prescribed in Rule 31a-2 under the Act. Furthermore, the Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by the Client and the Custodian.

(D) Opinion of the Client's Independent Certified Public Accountants. The Custodian shall take all reasonable action as the Client may request to obtain from year to year favorable opinions from the Client's independent certified accountants with respect to the Custodian's activities hereunder and in connection with the preparation of each such Client's periodic reports to the SEC and with respect to any other requirements of the SEC.

12.      USE OF AGENTS

(A) The Custodian is authorized subject to any relevant Rules, to appoint agents (each an "agent", which term includes, without limitation, service providers and Subcustodians that are qualified to act as Custodian under the Investment Company Act of 1940, but not Clearance Systems, and which agents may be a member or members of the Citigroup Organization) and to participate in Clearance Systems, whether in its own name or that of the Client, and whether by participation as a member, sponsor or settlement bank within the Clearance System, to perform any of the duties of the Custodian under this Agreement. The Custodian may delegate to any such agent or Clearance System any of its functions under this Agreement, including, without limitation, the collection of any payment or payments, whether of an income or a capital nature, due on the Property.

(B) In the selection and use of such agents and participation in such Clearance Systems, the Custodian shall comply with any relevant Rules, and shall be responsible only for the negligence in the selection of such agents and Clearance Systems but shall otherwise have no responsibility for the performance by such agents or Clearance System of any of the duties delegated to them under this Agreement; notwithstanding the foregoing, the Custodian shall be responsible for the negligence, fraud or willful default of any Subcustodian and for any agent that is a Branch or subsidiary of Citibank, N.A., and shall have the same level of responsibility to the Client for any nominee company controlled by the Custodian or by any of the Custodian's affiliated companies as the Custodian has for itself.

(C) Subject to any relevant Rules and regulations, the Property may be deposited with any Subcustodian deemed appropriate by the Custodian or in any Clearance System deemed appropriate by the Custodian or a

Subcustodian, as the case may be, provided any Subcustodian shall be qualified to act as a Custodian under the Investment Company Act of 1940 and shall be approved by the Client's Board of Trustees. Subcustodians approved by the Client as of the date of this Agreement are specified on Schedule I, annexed hereto. Property held in any Clearance System shall be subject to the rules or operating procedures of such Clearance System, including rules regarding supervision or termination of membership of such Clearance System, and such further information provided by the Custodian to the Client, or acknowledgments or agreements which may be required from the Client, for the purposes of this Section 12(C) in connection with use of a Clearance System from time to time. The Custodian will direct each Subcustodian and Clearance System to separately identify on its books Securities held by it pursuant to this Agreement as being held for the account of the Custodian's customers. The Custodian will direct each Subcustodian and Clearance System to segregate any such Securities held by such entity from the assets of the Custodian and such entity.

         Upon receipt of appropriate Instruction, the Custodian shall, on behalf of the Client, appoint one or more banks, trust companies or other entities designated in such Instructions to act as a subcustodian for purposes of effecting third party repurchase transactions with third parties through the use of a common custodian or subcustodian, establishing a joint trading account with any other person or effecting any other transaction designated by the Client in the Instruction. Each such duly appointed subcustodian shall not be deemed to be a Subcustodian as provided in this Agreement. In connection with the appointment of such subcustodian, the Custodian shall enter in a subcustodian agreement with the subcustodian in form and substance approved by the Client. The Custodian shall not amend any such subcustodian agreement or agree to change or permit any changes thereunder, or waive rights under such agreement, except upon prior approval by the Client. Notwithstanding anything else in this agreement to the contrary, the Custodian shall not be liable to the Client for any loss, damage or expense suffered or incurred by the Client resulting from the actions or omissions of such subcustodian unless such loss, damage or expense is caused by, or results from, the act or omission of the Custodian in breach of this Agreement; provided, however, that in the event of any such loss, damage or expense the Custodian shall take all reasonable steps to enforce such rights as it may have against the subcustodian to protect the interests of the Client.

         The Client is hereby advised that, where the Custodian arranges for any Property to be held overseas, there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the United States, together with different practices for the separate identification of the Client's Property.

(D) The Custodian shall provide services as a Foreign Custody Manager, as defined in Rule 17f-5 under the Investment Company Act of 1940 or where there is a separate Agreement between the Custodian and the Client.

13.      CITIGROUP ORGANIZATION INVOLVEMENT

(A) To the extent permitted by applicable law, the Client hereby authorizes the Custodian without the need for the Custodian to obtain the Client's prior consent:

         (i) when acting on Instructions to purchase and/or sell Property (other than cash) from, to or through itself or any other member of the Citigroup Organization and from and/or to any other customer of the Custodian or any other member of the Citigroup Organization; and

         (ii) to obtain and keep, without being liable to account to the Client, any commission payable by any third party or any other member of the Citigroup Organization in connection with dealings arising out of or in connection with the Custody Account and/or the Custody Cash Account.

(B) The Client agrees and understands that if in accordance with Instructions, an investment is made in any property, held, issued or managed by any member of the Citigroup Organization, then such member of the Citigroup Organization may retain a profit arising therefrom (in addition to the charges, commissions and fees payable by the Client under this Agreement) without being liable to account to the Client for such profit.

(C) The Client agrees and understands that (i) the Custodian and other members of the Citigroup Organization may have banking or other business relationships with issuers of Securities held in the Custody Account or Securities purchased and sold for the Custody Account, and (ii) the Custodian shall not have any obligations to the Client as a result of such relationships.

14.      SCOPE OF RESPONSIBILITY

(A) Subject to the terms hereof, the Custodian shall use all reasonable care in the performance of its duties under this Agreement and will exercise the due care of a professional custodian for hire with respect to the Property in its possession or control. The Custodian shall not be responsible for any loss or damage suffered by the Client as a result of the Custodian performing such duties unless the same results from an act of fraud, negligence or willful default on the part of the Custodian or any Subcustodian, and as provided in
Section 12(B) hereof; in which event the liability of the Custodian in connection with any Property shall not exceed the market value of the Property, to which such loss or damage relates, at the time of such fraud, negligence or willful default plus interest at the rate applicable to the base currency of the Custody Cash Account accruing from the date of such fraud, negligence or willful default until the date of discharge (together with reasonable attorneys' fees). Notwithstanding the foregoing, in no event shall the Custodian be liable to the Client for indirect, special or consequential damages, even if advised of the possibility of such damages.

(B) The Custodian is not obliged to maintain any insurance on the Property held under the terms of this Agreement.

(C) In the  event  that any law,  regulation,  decree,  order,  government  act, custom, procedure or practice to which the Custodian, or any Subcustodian or Clearance System is subject, or to which the Property is subject, prevents or limits the performance of the duties and obligations of the Custodian, or any Subcustodian or Clearance System, then until such time as the Custodian,
Subcustodian  or  Clearance  System is again  able to  perform  such  duties and obligations hereunder, such duties and obligations of the Custodian, Subcustodian or Clearance System shall be suspended.

(D) Neither the Custodian nor any member of the Citigroup Organization shall be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension or disruption of any relevant stock exchange, Clearance System or market.

(E) Subject to Section 14(A) above, the Custodian shall not be liable for any loss resulting from, or caused by, the collection of any Property and/or any funds or other property paid or distributed in respect of the Property.

(F) The Custodian does not warrant or guarantee the authenticity or validity of any Security or other Property received by the Custodian, or any other entity authorized to hold Property under this Agreement. If the Custodian becomes aware of any defect in title or forgery of any Property, the Custodian shall promptly notify the Client.

(G) The Client shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or collections relating to the Property as may be requested by any relevant authority, whether governmental or otherwise, and for the payment of all unpaid calls, Taxes (including without limitation any value added tax), imposts, levies or duties due on or with respect to any principal, interest or other collections, or any other liability or payment arising out of or in connection with the Property, and in so far as the Custodian is under any obligation (whether of a governmental nature or otherwise) to pay the same on behalf of the Client it may do so out of any Property held by the Custodian pursuant to the terms of this Agreement.

(H) The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client and the Custodian's duty is solely to act as a custodian in accordance with the terms of this Agreement.

(I) Nothing herein shall obligate the Custodian to perform any obligation or to allow, take or omit taking any action which will breach any relevant Rules, or any law, rule, regulation or practice of any relevant government, stock exchange, Clearance System, self-regulatory organization or market.

(J) The Custodian may at any time suspend or terminate its participation and holding of assets in a Clearance System, and will give reasonable notice to the Client of any such action. In such case, or in the event of suspension as contemplated in Section 14(C) above, the Custodian may arrange for the relevant Securities to be held in certificated form.

(K) The Custodian shall not be responsible for the acts or omissions, default or insolvency of any broker, counterparty, issuer of Securities or, except as provided in Section 12(B), Subcustodian, agent or Clearance System.

(L) The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material received from a third party (not covered under Section 14(A)) forwarded to the Client.

(M) The Custodian shall only have such duties and responsibilities as are specifically set forth or referred to in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

15.      LITIGATION; INDEMNITY

(A) The Custodian or any of its agents, as the case may be, may (but without being under any duty or obligation to) institute or defend legal proceedings, or take any other action arising out of or in connection with the Property and the Client shall indemnify the Custodian or agent against any costs and expenses, including without limitation any reasonable attorneys' fees and disbursements, arising from such proceedings or other action and make available to the Custodian such security in respect of such costs and expenses as the Custodian or agent in its absolute discretion deems necessary or appropriate, provided that the Custodian shall not be entitled to be indemnified or reimbursed of costs in connection with losses resulting from the Custodian's failure or Subcustodian's failure to exercise the standard of care required by Section 14
(A) hereof.

(B) In the event the Custodian does not institute or defend legal proceedings, or take any other action arising out of or in connection with the Property, the Custodian hereby agrees that the Client shall, to the extent of any loss of the Client's interest in the Property and to the extent permitted by applicable law and not prohibited by contract, be subrogated to all of the rights of recovery of the Custodian therefor against any third party person or entity; PROVIDED THAT nothing herein shall be interpreted as granting the Client any rights to bring any direct action under any insurance policy issued in favor of the Custodian or as limiting the Custodian's right to bring any action against any such third party for any damages suffered by the Custodian. Notwithstanding any other provision hereof, in no event shall the Custodian be obliged to bring suit in its own name or be obliged to allow suit to be brought in its name. Subject to the terms of this Section 15(B) and to the extent permitted by law, the Custodian shall execute and deliver any and all such instruments and documents which the Client may reasonably request and take such other actions as reasonably necessary or appropriate to assist the Client in the exercise of such rights of recovery and to enable the Client to recover against any and all such third party persons or entities. The Client shall reimburse the Custodian for any reasonable out-of-pocket costs incurred in connection with the actions contemplated by this Section 15(B).

(C) The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless against all losses, liabilities, claims, expenses and Taxes, including any reasonable legal fees and disbursements, (each referred to as a "LOSS") arising directly or indirectly:

         (i) from the fact that the Property is registered in the name of or held by the Custodian or any nominee or agent of the Custodian or any Clearance System;

         (ii) without limiting the generality of Section 15(C)(i), from any act which the Custodian or any nominee or agent performs or permits (including the provision of any overdraft or other financial accommodation which arises on the books of the Custodian, whether on an advised or unadvised basis) in relation to the Property pursuant to this Agreement or any Instructions;

         (iii) from the Custodian or any such nominee, agent or Clearance System carrying out any Instructions pursuant to the terms of this Agreement, including, without limitation, Instructions transmitted orally, by telephone, telex, facsimile transmission or any other means agreed by the Client and the Custodian from time to time or otherwise;

         (iv) from any reclaim or refund of Taxes effected by the Custodian or any agent for the Client; and

         (v) from the Custodian's reliance or action on any information provided by the Client in connection with this Agreement;

PROVIDED THAT the Custodian shall not be indemnified against or held harmless from any liability arising out of the Custodian's negligence, fraud or willful default.

(D) The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not prevent the Custodian from being entitled to treat the Client as incurring all obligations as principal under this Agreement.

(E) The Custodian shall give notice of any Loss in respect of which the Client is obliged to provide indemnification pursuant to this Agreement. Such notice shall describe the Loss in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by Custodian.

(F) The Custodian agrees to indemnify the Client and to defend and hold the Client harmless to the extent of (i) the replacement of any Security or cash lost from the Custody Account or the Custody Cash Account, respectively, (ii) compensatory interest accrued for the time any cash in the Custody Cash Account cannot be transferred as provided in this Agreement and (iii) reasonable legal fees, incurred by the Client as a result of any failure by the Custodian or Subcustodian to observe the standard of care specified in Section 14(A) of this Agreement.

16.      LIEN AND SET-OFF

(A) In addition to any remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing general lien on all Property (other than cash) until the satisfaction of all liabilities (whether actual or contingent) of the Client to the Custodian, including any fees and expenses or credit exposures incurred in the performance of services under this Agreement. Notwithstanding anything to the contrary in this Agreement and to the extent applicable, no liabilities or obligations the Client has arising out of or constituting Purpose Credit shall be secured by, and the Custodian shall have no lien upon, any Margin Stock, and any such lien or security interest being hereby expressly disclaimed by the Custodian. "Purpose Credit" and "Margin Stock", shall have the same meaning set forth in Regulation U and X of the Board of Governors of the Federal Reserve System of the United States of America.

(B) In addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client against any payment obligation (whether or not matured) owed by it to the Client regardless of the place of payment or currency of either obligation (and for such purposes may make any currency conversion necessary). If any obligation is unliquidated or unascertained the Custodian may set off an amount estimated by it in good faith to the amount of that obligation.

17.      FEES AND EXPENSES

         The Custodian agrees that it shall not look to the Client for compensation for its services provided under this Agreement. The Custodian shall be compensated entirely by Janus Capital Corporation, the Client's administrator as determined in accordance with the terms of the Fee Agreement, attached hereto as Schedule II, together with any applicable taxes or levies, including, without limitation, all those items referred to in Section 8 (ii) hereof. Notwithstanding anything else in this Agreement, the Client shall be liable for any other obligation under this Agreement including without limitation, any overdraft or advance and any indemnity specified herein.

18.      TAX STATUS/WITHHOLDING TAXES

(A) The Client will provide the Custodian with information as to its tax status as reasonably requested by the Custodian from time to time.

(B) The Client may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents in respect of the Property, as the Custodian or any of its agents may deem necessary or proper to fulfill the obligations of the Custodian or its agents under applicable law. The Client shall provide the Custodian or its agents, as appropriate, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status or identity, beneficial ownership of Property and any other information or documents which the Custodian or its agents may reasonably request.

(C) If any Taxes shall become payable with respect to any payment due to the Client, such Taxes may be withheld from such payment in accordance with applicable law. The Custodian and any agents may withhold any interest, any dividends or other distributions or securities receivable in respect of Securities, proceeds from the sale or distribution of Securities ("Payments"), or (after prior notice to the Client with a reasonable opportunity to respond) may sell for the account of the Client any part thereof or all of the Securities, and may apply such Payment and/or cash from the Custody Cash Account in satisfaction of such Taxes, the Client remaining liable for any deficiency. If any Taxes shall become payable with respect to any payment made to the Client by the Custodian or its agents in a prior year, the Custodian or its agents may withhold Payments in satisfaction of such prior year's Taxes.

(D) In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian or any of its agents, shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); PROVIDED THAT the Client provides to the Custodian such documentation and information as is necessary to secure such tax relief. In no event shall the Custodian or any of its agents be responsible for the difference between the statutory rate of withholding and the treaty rate of withholding if the Custodian or any of its agents are unable to secure tax relief.

19.      TERMINATION

(A) The Custodian or the Client may terminate this Agreement by giving not less than 60 days' prior written notice to the other party; PROVIDED THAT within 60 days of such notice, the Client shall provide the Custodian with Instructions specifying the person to whom the Custodian shall deliver the Property in the Custody Account and Custody Cash Accounts; PROVIDED FURTHER THAT if the Custodian has effected any transaction on behalf of the Client the settlement of which is likely to extend beyond the expiration of such notice, then the Custodian shall be entitled in its absolute discretion to close out or complete such transaction and to retain sufficient funds from the Property for that purpose. If within 60 days following termination, the Client fails to give the Custodian Instructions specifying the person to whom the Custodian shall deliver the Property in the Custody Account and Custody Cash Account, the Custodian shall deliver the Property to the Client at its address set out above.

(B) The rights and obligations contained in Sections 15, 16, 17 and 18 of this Agreement shall survive the termination of this Agreement.

20.      ASSIGNMENT

         This Agreement shall bind and enure for the benefit of the parties hereto and their respective successors and permitted assigns, and the Client shall not assign, transfer or charge all or any rights or benefits hereunder without the written consent of the Custodian. The Custodian may not assign, transfer or charge all or any of its rights or benefits hereunder without the written consent of the Client; PROVIDED HOWEVER that this Agreement may be assigned by the Custodian to another member of the Citigroup Organization with prior written notice to the Client, and such assignee shall, without the execution or filing of any consents or other documents, succeed to and be substituted for the Custodian with like effect as though such assignee had been originally named as the Custodian hereunder. Any purported assignment, transfer or charge made in contravention of this Section shall be null and void and of no effect whatsoever.

21.      SEPARATE LIABILITY

         Each Fund that is a party to this Agreement, as set forth above, shall be regarded for all purposes as a separate party apart from any other Fund which is a party. Each Fund shall be responsible for only its own transactions and no property of a Fund shall be commingled with the property of any other Fund. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds for any respect.

22.      DISCLOSURE

(A) The Client agrees and understands that the Custodian or its agents may disclose information regarding the Custody Account and/or the Custody Cash Account if required to do so (i) to establish under the laws of any relevant jurisdiction the nominee (or similar) status of the Custodian or its agents with respect to Property in the Custody Account and/or Custody Cash Account for the purpose of performing or discharging its duties and obligations under this Agreement, (ii) to enable auditors to perform auditing services, (iii) to make the required tax certifications in the relevant jurisdictions, (iv) by any applicable law, statute or regulation or court order or similar process in any relevant jurisdiction, (v) by order of an authority having power over the Custodian or its agents within the jurisdiction of such authority, whether of a governmental nature or otherwise, or (vi) where required by the operating rules of any relevant Clearance System.

(B) The Client hereby authorizes (i) the collection, storage and processing of any information relating to the Client by the Custodian and the Branches, subsidiaries, affiliates and agents of, or Clearance Systems used by, Citibank, N.A.; and (ii) the transfer of any information relating to the Client to and between the Branches, subsidiaries, affiliates and agents of, or Clearance Systems used by, Citibank, N.A. and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client, and further acknowledges that any such Branch, subsidiary, affiliate, agent, third party or Clearance System shall be entitled to transfer any such information as required by any law, court, legal process or as requested by any authority in accordance with which it is required to act, as it shall reasonably determine.

(C) The Client agrees that the terms of this Agreement shall be kept strictly confidential and no printed materials or other matter in any language (including without limitation, prospectuses, statements of additional information, notices to shareholders, annual reports and promotional materials) which mention Citigroup, Citibank, N.A. or the Custodian's name, or the rights, powers or duties of the Custodian, shall be issued by the Client or on the Client's behalf unless Citibank, N.A. and/or the Custodian (as applicable) shall first have given its specific written consent thereto; PROVIDED THAT no prior consent shall be required if the only reference to the Custodian's name is in identifying the Custodian as one of the Client's custodians.

(D) The Client agrees that the Custodian or its agents may, upon reasonable request, review the Client's premises, and security controls and procedures, where necessary for the performance of the Custodian's obligations regarding any relevant Clearance System.

23.      NOTICES

         All notices and communications to be given by one party to the other under this Agreement shall be in writing in the English language and (except for notices, reports and information from the Custodian, and Instructions given by electronic means) shall be made either by telex or facsimile, other electronic means agreed to by the parties or by letter addressed to the party concerned at the addresses set out above (or at such other addresses as may be notified in writing by either party to the other from time to time). Any such notice or communication hereunder shall be effective upon actual receipt.

24.      GOVERNING LAW AND JURISDICTION

(A) This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflict) of the state of New York. The Client agrees for the benefit of the Custodian and, without prejudice to the right of the Custodian to take any proceedings in relation hereto before any other court of competent jurisdiction, that the courts of the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(B) Each party hereto waives any objection it may have at any time to the laying of venue of any actions or proceedings brought in a court of the State of New York, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(C) The Client irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any actions or proceedings in such courts, and irrevocably agrees, to the fullest extent permitted by applicable law, that it will not claim such immunity in any such actions or proceedings.

(D) The Client hereby understands and agrees that the opening of, the holding of all or any part of the Property in, and the delivery of any Securities and other Property to or from, the Custody Account and Custody Cash Account and the performance of any activities contemplated in this Agreement by the Custodian, including acting on any Instructions, are subject to the relevant local laws, regulations, decrees, orders, government acts, customs, procedures and practices
(i) to which the Custodian, or any Subcustodian or Clearance System, is subject and (ii) as exist in the country in which the Property is held.

25.      MISCELLANEOUS

(A) This Agreement shall not be amended except by a written agreement and any purported amendment made in contravention of this Section shall be null and void and of no effect whatsoever.

(B) This Agreement shall constitute the entire agreement between the Client and the Custodian and, unless otherwise expressly agreed in writing, shall supersede all prior agreements relating to global custodial services, written or oral, between the parties hereto.

(C) The parties hereto agree that (i) the rights, powers, privileges and remedies stated in this Agreement are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law, unless specifically waived, and (ii) any failure or delay in exercising any right power, privilege or remedy will not be deemed to constitute a waiver thereof and a single or partial exercise of any right, power, privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

(D) In the event that any provision of this Agreement, or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agreement, and the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

(E) Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(F) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(G) All the parties hereto acknowledge and agree that all liabilities of Janus Investment Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of Janus Investment Fund and that no Trustee, officer or holder of shares of beneficial interest of Janus Investment Fund shall be personally liable for any of the foregoing liabilities. Janus Investment Fund's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Declaration of Trust describes in detail the respective responsibilities and limitations of liability of the Trustees, officers and holders of shares of beneficial interest of Janus Investment Fund.

(H) Additional Funds. In the event that Janus Investment Fund establishes one or more series of shares in addition to Funds named herein with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and it the Custodian agrees in writing to provide such services, such series of shares shall become a Fund hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A., New York Office                JANUS INVESTMENT FUND


By:      /s/ Donald E. Colombo                 By       /s/ Steven R. Goodbarn

Name:    Donald E. Colombo                     Name:    Steven R. Goodbarn

Title:   Vice President                        Title:   Vice President


                                               JANUS CAPITAL CORPORATION, as
                                               principal with regard to
                                               obligations for fees and expenses
                                               as provided in Section 17.


                                               By:      /s/ Steven R. Goodbarn

                                               Name:    Steven R. Goodbarn

                                               Title:   Vice President

                                   Schedule I


                            JANUS CAPITAL CORPORATION

Approved Subcustodians


None

                                   Schedule II

                                 Citibank, N.A.
                              Custody Fee Schedule
                                       for
                            JANUS CAPITAL CORPORATION

I.       HOLDINGS (Annual Holding Fee)

o         Depository Assets (DTC, FED, PTC)..............................0.18 bp
o         Money Market Physical..........................................0.30 bp
o         Other Physical (e.g., private placements)......................0.30 bp
o         Euroclear/Cedel................................................1.50 bp

II.      TRANSACTIONS

         A transaction is defined as a purchase, sale, maturity, free receive or free delivery.

                                                 Automated                Manual
                                                 Entry                    Entry

o         FBE, DTC Transactions...................$5.00...................$10.00
              (Including DTC Commercial Paper)
o         PTC Transaction.........................$8.00...................$13.00
o         Physical Transactions...................$15.00..................$20.00
o         (Including Physical Commercial Paper)
              Euroclear Transactions..............$25.00..................$30.00
o         P&I Paydowns........................... $1.00
              (MBS Agency, CMO, Asset Backed, REMIC, Private Placement)

III.     CITIBANKING (On-line Communication)
o         Annual Maintenance Charge (Per Location).....................$1,200.00

IV.      ADDITIONAL SERVICES
o         Corporate Action Notification.................................Included
o         Income Servicing..............................................Included
o         Account/Asset Statements......................................Included
o         Non-Standard Contract Counsel.................................Included

V.       ADMINISTRATION
o         Monthly Account Maintenance.....................................Waived

VI.      MINIMUM ANNUAL SERVICE FEE......................................$120.00

         Out of pocket expenses to include overnight express mail, transfer agent fees etc. will be passed along at cost.

AGREED:

CITIBANK, N.A.                                       JANUS CAPITAL CORPORATION

Name:  /s/ Donald E. Colombo                        Name:  /s/ Steve R. Goodbarn

Title: Vice President                               Title: Vice President

Date:  March 15, 1999                               Date:  March 11, 1999
       --------------                                       --------------

FOREIGN CUSTODY MANAGER Addendum to GLOBAL CUSTODIAL SERVICES AGREEMENT, dated as of 15 March , 1999, by and between JANUS INVESTMENT FUND (the "Client") and CITIBANK, N.A. (the "Custodian").

The Client desires to have the Custodian assume and discharge the responsibility of the Client's board of directors (hereinafter the "Board") to select, contract with and monitor certain custodians of non-U.S. assets of the Client held by the Custodian pursuant to the Global Custodial Services Agreement (the "Agreement"). The Custodian agrees to accept the delegation and to perform the responsibility as provided in this Addendum.

(A)      Foreign Custody Manager:
         (i) The Board hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(2) under the Investment Company Act of 1940, as amended from time to time), in respect to the Client's foreign investments held from time to time by the Custodian with any Subcustodian or Clearance System (each defined in the Agreement) that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(1)) and that is not a Compulsory Depository as defined below. Foreign investments are any Property (as defined in the Agreement) for which the primary market is outside the U.S.A.

         (ii)     As Foreign Custody Manager, the Custodian shall:

                  (1) select  Eligible  Foreign  Custodians  to serve as foreign
                  custodians  and  place  and  maintain  the  Client's   foreign
                  investments with such foreign custodians;

                  (2) in selecting an Eligible Foreign Custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)- (iv);

                  (3) enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

                  (4) determine that the written contract with each Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a Clearance System such contract (which may be between the Custodian and the Clearance System or between an Eligible Foreign Custodian selected by the Custodian and the Clearance System), the rules or established practices or procedures of the Clearance System, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5(c)(2);

                  (5) provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such regularly scheduled meetings of the Board, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with an Eligible Foreign Custodian;

                  (6) monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client and shall then act in accordance with Instructions (as defined in the Agreement) with respect to the disposition of the foreign investments held by such Eligible Foreign Custodian; and (7) exercise such reasonable care, prudence and diligence in serving as the Foreign Custody Manager as the Custodian exercises in performing its responsibility under the Agreement for the safekeeping of the Client's Property (as defined in the Agreement).

         (iii) Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in the Agreement or this Addendum for loss or damage suffered by the Client from an act of negligence or willful misconduct on the part of the Custodian.

         (iv) Nothing in this Addendum shall require the Custodian to make any selection on behalf of the Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk. The Client and the Board may reasonably rely on the veracity and completeness of such information.

(B)      Compulsory Depositories:
         (i) Notwithstanding the provisions of Section A above, the Custodian shall not serve as Foreign Custody Manager in respect of any Compulsory Depository, as defined below. The Custodian, through its branches or any Subcustodians, shall be entitled to deposit and maintain the foreign investments in Compulsory Depositories as the Custodian deems prudent and appropriate, unless otherwise instructed by the Client or its delegate;

         (ii) Prior to depositing the foreign investments in any Compulsory Depository, the Custodian shall notify the Client that a Compulsory Depository will be used and provide the Client, in respect of the
         Compulsory Depository, with current information of the type the Custodian provided to clients in the Custodian's informational binders entitled "SEC Rule 17f-5 Package". The Custodian, shall make its representatives available to consult, in good faith, with such of the Client's delegates as the Client shall designate regarding the advisability of depositing the Client's foreign investments with any Compulsory Depository;

         (iii) The Custodian shall provide the Client with reports regarding Compulsory Depositories as provided in Section (A)(ii)(5), above and shall provide the Client with such other information with regard to any Compulsory Depository as the Client shall reasonably request;

         (iv) A "Compulsory Depository" shall mean a Clearance System that is a non-U.S. securities depository or clearing agency the use of which is mandatory (x) by law or regulation, (y) because securities cannot be withdrawn from the depository or clearing agency or (z) because maintaining securities outside the securities depository or clearing agency is not consistent with prevailing local custodial practices. The Custodian shall supply to the Client from time to time a schedule of the Compulsory Depositories in which the Custodian holds the Client's foreign investments; and

         (v) Notwithstanding  anything to the contrary contained in this Section
         (B), the Custodian agrees that if, and at such time as, the Securities and Exchange Commission further revises Rule 17f-5 to modify the application of the Rule with respect to the selection of, monitoring of and contracting with Compulsory Depositories, the Custodian will negotiate with the Client in good faith as to the terms under which it will accept such further delegation.

(C)      Termination:
         (i) The Client may terminate this delegation upon written notice to the Custodian.

         (ii) The Custodian may terminate its acceptance of this delegation upon ninety (90) days written notice to the Client.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the 15 day of March, 1999, by their respective officers thereunto duly authorized.


CITIBANK, N.A., NEW YORK OFFICE                 JANUS INVESTMENT FUND

By:      /s/ Donald E. Colombo                  By:      /s/ Steven R. Goodbarn
Name:    Donald E. Colombo                      Name:    Steven R. Goodbarn
Title:   Vice President                         Title:   Vice President